Exhibit 10.2

ACKNOWLEDGEMENT, TERMINATION AND RELEASE

THIS ACKNOWLEDGEMENT, TERMINATION AND RELEASE (this “Agreement”) is effective as of January 11, 2023 by and among Akerna Corp., a Delaware corporation (“Seller”), and Matthew Dredge, Ian Humphries, Jeff Kiehn, David Walker and Quartermain Investment Holdings, Ltd. (collectively, the “Buyer Parties”). The Seller and the Buyer Parties are each respectively sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties are each party to that certain Amended and Restated Stock Purchase Agreement dated October 1, 2021, as amended June 10, 2022 (the “2021 SPA”), whereby Seller purchased The Nav People, Inc., a Delaware corporation (the “Company”), from the Buyer Parties for consideration including certain future payments to the Buyer Parties pursuant to the earn-out provisions of Section 2.04 of the 2021 SPA (the “Seller Earn-Out Obligations”).

WHEREAS, the Buyer Parties now desire to purchase the Company from Seller and the Buyer Parties have formed 365 Holdco LLC, a Delaware limited liability company (“Buyer”), to facilitate such purchase (the “Transaction”).

WHEREAS, the Parties intend that a portion of the consideration to be received by the Buyer for the Transaction shall include the cancellation of the Seller Earn-Out Obligations (the “Earn-Out Cancellation”).

WHEREAS, as the Buyer Parties are the owners of the Buyer, each of the Buyer and the Buyer Parties is benefitting from the Earn-Out Cancellation.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Acknowledgments.

a. The Seller and the Buyer Parties agree and acknowledge that, solely for the purposes of entering into the Transaction, the amount owed under the Seller Earn-Out Obligations is $2,283,806.42. To the extent that Seller owes any of the Buyer Parties any amounts (the “Earn-Out Amounts”) under Section 2.04 of the 2021 SPA pursuant to the Seller Earn-Out Obligations, the Parties hereby agree and acknowledge that (i) the Seller Earn-Out Obligations are hereby cancelled in their entirety, (ii) Seller does not owe any of the Buyer Parties any of the Earn-Out Amounts, and (c) the Earn-Out Cancellation is supported by valid, sufficient, and adequate consideration. In the event that the Transaction is not consummated for any reason, neither the determination of the Earn-Out Amount nor the Earn-Out Cancellation granted herein shall be binding on the Parties.

b. The Parties hereby agree and acknowledge that Seller has fully satisfied any obligations under Section 2.06 of the 2021 SPA and that none of the Buyer Parties are owed any remaining amounts under such section.

c. Each of the Buyer Parties here acknowledges and agrees that (i) each of the Buyer and the Buyer Parties is benefitting from the Earn-Out Cancellation; and (ii) the Earn-Out Cancellation is good, valid, and sufficient consideration for the Transaction.

d. The Seller hereby acknowledges and agrees that the provisions of Section 6.08 of the 2021 SPA are hereby cancelled in their entirety.

2. Buyer Party Release. As partial consideration for the Earn-Out Cancellation, each Buyer Party hereby irrevocably releases and discharges Seller and its predecessors, successors, and assigns, and each of their respective past, present, and future stockholders, officers, directors, employees, affiliates, and representatives from any and all claims, contingent or otherwise, that such Buyer Party has or had or could have asserted at any time prior to the date hereof with respect to the 2021 SPA or any other documents or agreements entered into in connection therewith.

3. Seller Release. As partial consideration for the Earn-Out Cancellation, the Seller hereby irrevocably releases and discharges each Buyer Party and its predecessors, successors, and assigns, and each of their respective past, present, and future stockholders, officers, directors, employees, affiliates, and representatives from any and all claims, contingent or otherwise, that the Seller has or had or could have asserted at any time prior to the date hereof with respect to the 2021 SPA or any other documents or agreements entered into in connection therewith.

4. Beneficial Ownership of Buyer. Each Buyer Party hereby represents and warrants to Seller that such Buyer Party is a beneficial owner of Buyer and will directly benefit from the Transaction and all consideration payable in connection therewith.

5. Complete Agreement. This Agreement, together with the Stock Purchase Agreement dated January 11, 2023 to consummate the Transaction, constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. This Agreement may be executed by facsimile signatures and electronically delivered signatures, which shall be deemed original signatures for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have duly executed this Acknowledgement, Termination and Release as of the date set forth above.

Seller

Akerna Corp.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	CEO

Buyer Parties

/s/ Matthew Dredge
Matthew Dredge

/s/ Ian Humphries
Ian Humphries

/s/ Jeff Kiehn
Jeff Kiehn

/s/ David Walker
David Walker

Quartermain Investment Holdings Ltd

By:	/s/ Daniel Nico Breed
Name:	Daniel Nico Breed
Title:	Authorised Signatory

By:	/s/ Bridgitt Brink
Name: Bridgitt Brink
Title: Authorised Signatory

[Signature Page to Acknowledgement, Termination and Release]

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